Modivcare Reports Third Quarter 2023
Financial Results; Maintains Guidance

Denver, CO – November 2, 2023 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today reported financial results for the three and nine months ended September 30, 2023.

Third Quarter 2023 Highlights:
•Service revenue of $686.9 million, a 6.0% increase as compared to $647.8 million in the third quarter of 2022
•Net loss of $4.3 million or $0.30 per diluted common share
•Adjusted EBITDA(1) of $51.3 million, adjusted net income(1) of $20.5 million and adjusted EPS(1) of $1.44 per diluted common share
•Cash provided by operating activities during the quarter of $53.5 million and free cash flow(2) of $44.7 million
•Contract receivables increased by $9.5 million to $129.3 million and contract payables increased by $24.5 million to $133.6 million, resulting in net contract payables of $4.3 million as of September 30, 2023
•Repaid $43.5 million on the $325.0 million revolving credit facility, reducing the balance drawn to $83.0 million as of September 30, 2023
•$138.0 million of NEMT managed Medicaid total contract value (TCV) won during third quarter 2023; awarded a state Medicaid expansion in the northeast that will be implemented in mid-2024 once finalized; national MCO contract won earlier in 2023 implemented during the quarter

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period of $8.9 million that is included in our purchase of property and equipment line in our Statements of Cash Flows provided below.

"We're pleased to announce strong Q3 2023 results, highlighted by adjusted EBITDA of $51 million, $54 million of cash flow from operations, and $45 million of free cash flow," said L. Heath Sampson, President and CEO. "We have addressed internal inefficiencies in our operations and are now leveraging new technologies to deliver high quality care at a lower cost. The net result can be seen in our strong profitability and cash flow this quarter, which enabled us to reduce our outstanding revolver balance by one-third and improved our leverage ratio. Since taking on the role of CEO a year ago, our transformation has been comprehensive. We've initiated foundational shifts in our operating model, transitioning to a more unified, customer-centric strategy. While making these pivotal investments, we've maintained focus on our balance sheet. By generating cash, we aim to demonstrate to the market that our platform is not only resilient in the face of short-term challenges but also well-positioned for sustainable growth and margin expansion."

Mr. Sampson continued, "In our NEMT business, we've achieved meaningful operational improvements, including a notable sequential uptick in our margins. While navigating near-term complexities like Medicaid redetermination, we've excelled in customer service level agreements, leading to significant new contract wins. Our personal care services segment, has made rapid strides in 2023, setting the stage for improved growth and margins in 2024. Our remote patient monitoring segment continues to grow with high margins and acts as a digital gateway for members to access care. When integrated with our NEMT and personal care services, we can unlock unique customer value and diversify our revenue streams. In summary, our transformation is not merely aspirational; it's a tangible reality that is driving measurable outcomes and positioning us for long-term success. I want to extend my deepest gratitude to our dedicated team, many of whom are managing multiple change-oriented roles in addition to their core responsibilities."

2023 Guidance

We maintained our revenue and adjusted EBITDA guidance ranges as follows ($ in millions):

	2023 Guidance
	Low	High
Revenue	$2,750	$2,800
Adjusted EBITDA	$200	$210

Guidance excludes the effects of any future merger or acquisition activity and is based on the current operating environment.

Third Quarter 2023 Results

For the third quarter of 2023, the Company reported $686.9 million in revenue, a 6.0% increase from $647.8 million in the third quarter of 2022. The revenue growth was driven by a 9.7% increase in total paid trips in our NEMT segment coupled with a 2.3% increase in hours worked and a 3.9% increase in rate per hour in our personal care services segment, partially offset by a 3.6% decrease in revenue per paid trip in our NEMT segment.

Our operating income was $12.0 million, or 1.8% of revenue, in the third quarter of 2023, compared to operating income of $12.4 million, or 1.9% of revenue, in the third quarter of 2022. Net loss in the third quarter of 2023 was $4.3 million, or $0.30 per diluted common share, compared to net loss of $28.5 million, or $2.03 per diluted common share, in the third quarter of 2022. While our operating income remained relatively flat period over period, the net loss in 2022 is higher due to our allocated percentage of a one-time impairment taken at our Matrix investment.

Adjusted EBITDA was $51.3 million, or 7.5% of revenue, in the third quarter of 2023, compared to $51.8 million, or 8.0% of revenue, in the third quarter of 2022. Our Adjusted EBITDA was largely consistent, primarily related to a $4.1 million decrease in adjusted EBITDA at our NEMT segment, offset by a $4.1 million increase in adjusted EBITDA at our corporate segment. The NEMT segment's decrease was driven by increased payroll and other expense per trip and higher than expected trip volume. Accordingly, adjusted net income in the third quarter of 2023 was $20.5 million, or $1.44 per diluted common share, compared to $22.7 million, or $1.61 per diluted common share, in the third quarter of 2022.

Cash generated from operations during the quarter was $53.5 million as compared to $5.7 million of cash used in operations during the third quarter of 2022. The primary source of cash during the quarter was a $24.5 million build in contract payables, coupled with a $21.3 million decrease in accounts receivable. We used $43.5 million of this cash to pay down our revolving credit facility and ended the quarter with $83.0 million drawn.

Third Quarter Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Friday, November 3, 2023 at 8:30 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 407-8037
International: 1 (201) 689-8037

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve overall health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring (RPM) solutions. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes (as applicable) EBITDA, Adjusted EBITDA and Adjusted G&A expense for the Company and its segments, Adjusted EBITDA margin for the Company's segments (other than its Corporate segment), and Adjusted Net Income and Adjusted EPS for the Company, all of which are performance measures that are not recognized under GAAP, and also free cash flow for the Company, which is a liquidity measure that is not recognized under GAAP. EBITDA is defined as net income (loss) before: (1) interest expense, net, (2) provision (benefit) for income taxes, and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) stock-based compensation, (5) impairment of goodwill, as applicable, (6) equity in net (income) loss of investee, net of tax, and (7) COVID-19 related costs, net of grant income. Adjusted EBITDA margin is calculated as Adjusted EBITDA, divided by service revenue, net. Adjusted Net Income is calculated as net income (loss) before: (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs, (4) stock-based compensation, (5) impairment of goodwill, as applicable, (6) equity in net (income) loss of investee, net of tax (7) intangible asset amortization expense, (8) COVID-19 related costs, net of grant income, and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs, (2) transaction and integration costs, (3) settlement related costs and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Statements of Cash Flows. Reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict items contained in the GAAP financial measures without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our non-GAAP liquidity measure is included because it reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that the reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; the effects of a public health emergency; inadequacies in our information technology systems; changes in the funding, financial viability or our relationships with our payors; pandemics and other infectious diseases; disruptions to our contact center operations caused by health epidemics or pandemics; delays in collection of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; estimated income taxes being different from income taxes that we ultimately pay; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing labor shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; changes to, or violations of, licensing regulations; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by a significant number of Medicaid beneficiaries following the expiration of the COVID-19 public health emergency under the Families First Coronavirus Response Act (2020); our existing debt agreements containing restrictions that limit our flexibility in operating our business; our substantial indebtedness and lease obligations; any loss of available financing alternatives; our ability to incur substantial additional indebtedness; and the results of the remediation of our identified material weaknesses in internal control over financial reporting.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Service revenue, net	$686,925	$647,782	$2,048,338	$1,850,472
Grant income	551	789	4,649	4,587

Operating expenses:
Service expense	579,214	534,563	1,718,735	1,498,108
General and administrative expense	70,142	75,889	229,095	232,108
Depreciation and amortization	26,077	25,672	77,679	74,376
Impairment of goodwill	—	—	183,100	—
Total operating expenses	675,433	636,124	2,208,609	1,804,592

Operating income (loss)	12,043	12,447	(155,622)	50,467

Interest expense, net	17,844	15,557	50,769	46,429
Income (loss) before income taxes and equity method investment	(5,801)	(3,110)	(206,391)	4,038
Income tax (provision) benefit	1,659	1,053	4,362	(877)
Equity in net income (loss) of investee, net of tax	(160)	(26,448)	2,821	(28,020)
Net loss	$(4,302)	$(28,505)	$(199,208)	$(24,859)

Loss per common share:
Basic	$(0.30)	$(2.03)	$(14.06)	$(1.77)
Diluted	$(0.30)	$(2.03)	$(14.06)	$(1.77)

Weighted-average number of common shares outstanding:
Basic	14,182,839	14,051,794	14,169,537	14,041,224
Diluted	14,182,839	14,051,794	14,169,537	14,041,224

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$8,070	$14,451
Accounts receivable, net	202,701	223,210
Contract receivables	129,275	71,131
Other current assets(1)	47,895	37,362
Total current assets	387,941	346,154
Property and equipment, net	81,419	69,138
Goodwill	785,554	968,654
Intangible assets, net	380,591	439,409
Equity investment	45,207	41,303
Operating lease right-of-use assets	39,744	39,405
Other long-term assets	42,630	40,209
Total assets	$1,763,086	$1,944,272

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	41,834	54,959
Accrued contract payables	133,576	194,287
Accrued expenses and other current liabilities	146,564	135,860
Accrued transportation costs	102,974	96,851
Current portion of operating lease liabilities	8,902	9,640
Short-term borrowings	83,000	—
Total current liabilities	516,850	491,597
Long-term debt, net of deferred financing costs	982,630	979,361
Operating lease liabilities, less current portion	33,397	32,088
Other long-term liabilities(2)	71,348	86,670
Total liabilities	1,604,225	1,589,716

Stockholders' equity
Stockholders' equity	158,861	354,556
Total liabilities and stockholders' equity	$1,763,086	$1,944,272

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating activities
Net loss	$(4,302)	$(28,505)	$(199,208)	$(24,859)
Depreciation and amortization	26,077	25,672	77,679	74,376
Stock-based compensation	1,743	656	4,029	5,152
Equity in net (income) loss of investee	222	36,525	(3,915)	38,883
Deferred income taxes	(4,971)	(16,739)	(15,235)	(31,232)
Impairment of goodwill	—	—	183,100	—
Reduction of right-of-use asset	2,924	2,923	9,875	8,680
Other non-cash items(1)	1,594	1,925	1,486	(4,570)
Changes in operating assets and liabilities:
Contract receivables	(9,512)	(13,562)	(58,143)	(35,580)
Contract payables	24,483	(37,938)	(60,710)	(37,786)
Other working capital items(2)	15,289	23,363	3,715	52,462
Net cash provided by (used in) operating activities	53,547	(5,680)	(57,327)	45,526

Investing activities
Purchase of property and equipment	(8,878)	(9,619)	(31,143)	(25,518)
Acquisitions, net of cash acquired	—	(11)	—	(78,872)
Net cash used in investing activities	(8,878)	(9,630)	(31,143)	(104,390)

Financing activities
Proceeds from short-term borrowings	(43,500)	—	83,000	—
Debt issuance costs	—	—	(376)	(2,415)
Proceeds from common stock issued pursuant to stock option exercise	—	99	31	1,237
Restricted stock surrendered for employee tax payment	(21)	(42)	(861)	(649)
Other financing activities	—	—	315	—
Net cash provided by (used in) financing activities	(43,521)	57	82,109	(1,827)

Net change in cash, cash equivalents and restricted cash	1,148	(15,253)	(6,361)	(60,691)
Cash, cash equivalents and restricted cash at beginning of period	7,466	87,984	14,975	133,422
Cash, cash equivalents and restricted cash at end of period	$8,614	$72,731	$8,614	$72,731

(1) Includes amortization of deferred financing costs and debt discount and other assets.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended September 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$485,951	$179,979	$19,779	$1,216	$686,925
Grant income	—	551	—	—	551

Operating expenses:
Service expense	428,021	143,078	6,934	1,181	579,214
General and administrative expense	25,433	20,252	5,685	18,772	70,142
Depreciation and amortization	6,814	12,850	6,174	239	26,077
Total operating expenses	460,268	176,180	18,793	20,192	675,433

Operating income (loss)	25,683	4,350	986	(18,976)	12,043

Interest expense, net	—	—	—	17,844	17,844
Income (loss) before income taxes and equity method investment	25,683	4,350	986	(36,820)	(5,801)
Income tax (provision) benefit	(6,994)	(1,208)	(279)	10,140	1,659
Equity in net income (loss) of investee, net of tax	142	—	—	(302)	(160)
Net income (loss)	18,831	3,142	707	(26,982)	(4,302)

Interest expense, net	—	—	—	17,844	17,844
Income tax provision (benefit)	6,994	1,208	279	(10,140)	(1,659)
Depreciation and amortization	6,814	12,850	6,174	239	26,077
EBITDA	32,639	17,200	7,160	(19,039)	37,960

Restructuring and related costs(1)	2,711	—	—	6,205	8,916
Transaction and integration costs	101	431	22	605	1,159
Settlement related costs	(25)	—	—	1,474	1,449
Stock-based compensation	—	—	—	1,690	1,690
Equity in net (income) loss of investee, net of tax	(142)	—	—	302	160

Adjusted EBITDA	$35,284	$17,631	$7,182	$(8,763)	$51,334

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended September 30, 2022
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$459,796	$169,226	$18,760	$—	$647,782
Grant income	—	789	—	—	789

Operating expenses:
Service expense	394,981	132,746	6,836	—	534,563
General and administrative expense	31,815	22,057	5,816	16,201	75,889
Depreciation and amortization	7,079	12,919	5,467	207	25,672
Total operating expenses	433,875	167,722	18,119	16,408	636,124

Operating income (loss)	25,921	2,293	641	(16,408)	12,447

Interest expense, net	—	—	—	15,557	15,557
Income (loss) before income taxes and equity method investment	25,921	2,293	641	(31,965)	(3,110)
Income tax (provision) benefit	(6,978)	(661)	(179)	8,871	1,053
Equity in net income (loss) of investee, net of tax	208	—	—	(26,656)	(26,448)
Net income (loss)	19,151	1,632	462	(49,750)	(28,505)

Interest expense, net	—	—	—	15,557	15,557
Income tax provision (benefit)	6,978	661	179	(8,871)	(1,053)
Depreciation and amortization	7,079	12,919	5,467	207	25,672
EBITDA	33,208	15,212	6,108	(42,857)	11,671

Restructuring and related costs(1)	902	582	39	565	2,088
Transaction and integration costs(2)	6	2,231	471	2,191	4,899
Settlement related costs	5,500	—	—	500	6,000
Stock-based compensation(3)	—	—	—	83	83
COVID-19 related costs, net of grant income	(51)	659	—	—	608
Equity in net (income) loss of investee, net of tax	(208)	—	—	26,656	26,448

Adjusted EBITDA	$39,357	$18,684	$6,618	$(12,862)	$51,797

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.
(3) Stock-based compensation includes cash settled equity balances.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Nine months ended September 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$1,452,389	$534,435	$57,702	$3,812	$2,048,338
Grant income	—	4,649	—	—	4,649

Operating expenses:
Service expense	1,277,604	417,636	20,129	3,366	1,718,735
General and administrative expense	87,645	63,480	16,781	61,189	229,095
Depreciation and amortization	20,319	38,590	18,087	683	77,679
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	1,385,568	657,037	100,766	65,238	2,208,609

Operating income (loss)	66,821	(117,953)	(43,064)	(61,426)	(155,622)

Interest expense, net	—	—	—	50,769	50,769
Income (loss) before income taxes and equity method investment	66,821	(117,953)	(43,064)	(112,195)	(206,391)
Income tax (provision) benefit	(18,014)	(5,452)	(765)	28,593	4,362
Equity in net income (loss) of investee, net of tax	984	—	—	1,837	2,821
Net income (loss)	49,791	(123,405)	(43,829)	(81,765)	(199,208)

Interest expense, net	—	—	—	50,769	50,769
Income tax provision (benefit)	18,014	5,452	765	(28,593)	(4,362)
Depreciation and amortization	20,319	38,590	18,087	683	77,679
EBITDA	88,124	(79,363)	(24,977)	(58,906)	(75,122)

Restructuring and related costs(1)	11,865	—	—	21,606	33,471
Transaction and integration costs	101	881	70	1,834	2,886
Settlement related costs	250	—	—	8,683	8,933
Stock-based compensation	—	—	—	3,485	3,485
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net (income) loss of investee, net of tax	(984)	—	—	(1,837)	(2,821)

Adjusted EBITDA	$99,356	$58,849	$20,862	$(25,135)	$153,932

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Nine months ended September 30, 2022
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$1,309,449	$491,661	$49,362	$—	$1,850,472
Grant income	—	4,587	—	—	4,587

Operating expenses:
Service expense	1,100,801	379,423	17,884	—	1,498,108
General and administrative expense	102,736	68,536	17,520	43,316	232,108
Depreciation and amortization	21,576	37,976	14,201	623	74,376
Total operating expenses	1,225,113	485,935	49,605	43,939	1,804,592

Operating income (loss)	84,336	10,313	(243)	(43,939)	50,467

Interest expense, net	—	—	—	46,429	46,429
Income (loss) before income taxes and equity method investment	84,336	10,313	(243)	(90,368)	4,038
Income tax (provision) benefit	(23,116)	(2,902)	68	25,073	(877)
Equity in net income (loss) of investee, net of tax	143	—	—	(28,163)	(28,020)
Net income (loss)	61,363	7,411	(175)	(93,458)	(24,859)

Interest expense, net	—	—	—	46,429	46,429
Income tax provision (benefit)	23,116	2,902	(68)	(25,073)	877
Depreciation and amortization	21,576	37,976	14,201	623	74,376
EBITDA	106,055	48,289	13,958	(71,479)	96,823

Restructuring and related costs(1)	11,359	763	63	950	13,135
Transaction and integration costs(2)	6	6,334	2,753	7,219	16,312
Settlement related costs	5,500	—	—	500	6,000
Stock-based compensation(3)	—	190	86	3,950	4,226
COVID-19 related costs, net of grant income	105	(2,370)	—	—	(2,265)
Equity in net (income) loss of investee, net of tax	(143)	—	—	28,163	28,020

Adjusted EBITDA	$122,882	$53,206	$16,860	$(30,697)	$162,251

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.
(3) Stock-based compensation includes cash settled equity balances.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net income (loss)	$(4,302)	$(28,505)	$(199,208)	$(24,859)

Restructuring and related costs(1)	8,916	2,088	33,471	13,135
Transaction and integration costs(2)	1,159	4,899	2,886	16,312
Settlement related costs	1,449	6,000	8,933	6,000
Stock-based compensation(3)	1,690	83	3,485	4,226
Impairment of goodwill	—	—	183,100	—
Equity in net (income) loss of investee, net of tax	160	26,448	(2,821)	28,020
Intangible asset amortization expense	19,748	20,727	59,457	59,978
COVID-19 related costs, net of grant income(4)	—	608	—	(2,265)
Tax effected impact of adjustments	(8,327)	(9,649)	(27,833)	(26,964)

Adjusted net income	$20,493	$22,699	$61,470	$73,583

Adjusted EPS	$1.44	$1.61	$4.33	$5.21

Diluted weighted-average number of common shares outstanding	14,218,141	14,110,928	14,209,787	14,119,598

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.
(3) Stock-based compensation includes cash settled equity balances.
(4) COVID-19 related costs were added back as one-time items through 2022. As the Public Health Emergency ended in 2023 and the effects of COVID-19 have become normal course of business, COVID-19 related items are no longer added back in 2023.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change	June 30, 2023	QoQ % Change

NEMT Segment

Service revenue, net	$485,951	$459,796	5.7%	$1,452,389	$1,309,449	10.9%	$496,975	(2.2)%
Purchased services expense	363,594	340,138	6.9%	1,085,206	935,298	16.0%	377,192	(3.6)%
Payroll and other expense	64,427	54,843	17.5%	192,398	165,503	16.3%	64,705	(0.4)%
Service expense	$428,021	$394,981	8.4%	$1,277,604	$1,100,801	16.1%	$441,897	(3.1)%

Gross profit	$57,930	$64,815	(10.6)%	$174,785	$208,648	(16.2)%	$55,078	5.2%
Gross margin	11.9%	14.1%		12.0%	15.9%		11.1%

G&A expense	$25,433	$31,815	(20.1)%	$87,645	$102,736	(14.7)%	$28,337	(10.2)%
G&A expense adjustments:
Restructuring and related costs	2,711	902	200.6%	11,865	11,359	4.5%	2,055	31.9%
Transaction and integration costs	101	6	N/M	101	6	N/M	—	N/M
Settlement related costs	(25)	5,500	N/M	250	5,500	N/M	—	N/M
Adjusted G&A expense	$22,646	$25,407	(10.9)%	$75,429	$85,871	(12.2)%	$26,282	(13.8)%
Adjusted G&A expense % of revenue	4.7%	5.5%		5.2%	6.6%		5.3%

Net income	$18,831	$19,151	(1.7)%	$49,791	$61,363	(18.9)%	$14,789	27.3%
Net income margin	3.9%	4.2%		3.4%	4.7%		3.0%

Adjusted EBITDA	$35,284	$39,357	(10.3)%	$99,356	$122,882	(19.1)%	$28,796	22.5%
Adjusted EBITDA margin	7.3%	8.6%		6.8%	9.4%		5.8%

Total paid trips (thousands)	8,824	8,045	9.7%	25,761	22,987	12.1%	8,735	1.0%
Average monthly members (thousands)	33,660	36,026	(6.6)%	33,892	33,998	(0.3)%	34,312	(1.9)%

Revenue per member per month	$4.81	$4.25	13.2%	$4.76	$4.28	11.2%	$4.83	(0.4)%
Revenue per trip	$55.07	$57.15	(3.6)%	$56.38	$56.96	(1.0)%	$56.89	(3.2)%
Monthly utilization	8.7%	7.4%		8.4%	7.5%		8.5%

Purchased services per trip	$41.21	$42.28	(2.5)%	$42.13	$40.69	3.5%	$43.18	(4.6)%
Payroll and other per trip	$7.30	$6.82	7.0%	$7.47	$7.20	3.7%	$7.41	(1.5)%
Total service expense per trip	$48.51	$49.10	(1.2)%	$49.60	$47.89	3.6%	$50.59	(4.1)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change	June 30, 2023	QoQ % Change

PCS Segment

Service revenue, net	$179,979	$169,226	6.4%	$534,435	$491,661	8.7%	$180,325	(0.2)%
Service expense	143,078	132,746	7.8%	417,636	379,423	10.1%	138,468	3.3%
Gross profit	$36,901	$36,480	1.2%	$116,799	$112,238	4.1%	$41,857	(11.8)%
Gross Margin	20.5%	21.6%		21.9%	22.8%		23.2%

G&A expense	$20,252	$22,057	(8.2)%	$63,480	$68,536	(7.4)%	$20,565	(1.5)%
G&A expense adjustments
Restructuring and related costs	—	582	(100.0)%	—	763	(100.0)%	—	N/M
Transaction and integration costs	431	2,231	(80.7)%	881	6,334	(86.1)%	173	149.1%
Stock-based compensation	—	—	N/M	—	190	(100.0)%	—	N/M
Adjusted G&A expense	$19,821	$19,244	3.0%	$62,599	$61,249	2.2%	$20,392	(2.8)%
Adjusted G&A expense % of revenue	11.0%	11.4%		11.7%	12.5%		11.3%

Net income	$3,142	$1,632	92.5%	$(123,405)	$7,411	(1765.2)%	$(129,372)	(102.4)%
Net income margin	1.7%	1.0%		(23.1)%	1.5%		(71.7)%

Adjusted EBITDA	$17,631	$18,684	(5.6)%	$58,849	$53,206	10.6%	$24,099	(26.8)%
Adjusted EBITDA margin	9.8%	11.0%		11.0%	10.8%		13.4%

Total hours (in thousands)	6,995	6,836	2.3%	20,752	20,076	3.4%	6,933	0.9%
Revenue per hour	$25.73	$24.76	3.9%	$25.75	$24.49	5.1%	$26.01	(1.1)%
Service expense per hour	$20.45	$19.42	5.3%	$20.13	$18.90	6.5%	$19.97	2.4%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change	June 30, 2023	QoQ % Change

RPM Segment

Service revenue, net	$19,779	$18,760	5.4%	$57,702	$49,362	16.9%	$19,211	3.0%
Service expense	6,934	6,836	1.4%	20,129	17,884	12.6%	6,705	3.4%
Gross profit	$12,845	$11,924	7.7%	$37,573	$31,478	19.4%	$12,506	2.7%
Gross Margin	64.9%	63.6%		65.1%	63.8%		65.1%

G&A expense	$5,685	$5,816	(2.3)%	$16,781	$17,520	(4.2)%	$5,327	6.7%
G&A expense adjustments
Restructuring and related costs	—	39	(100.0)%	—	63	(100.0)%	—	N/M
Transaction and integration costs	22	471	(95.3)%	70	2,753	(97.5)%	16	37.5%
Stock-based compensation	—	—	N/M	—	86	(100.0)%	—	N/M
Adjusted G&A expense	$5,663	$5,306	6.7%	$16,711	$14,618	14.3%	$5,311	6.6%
Adjusted G&A expense % of revenue	28.6%	28.3%		29.0%	29.6%		27.6%

Net income (loss)	$707	$462	53.0%	$(43,829)	$(175)	N/M	$(44,965)	(101.6)%
Net income (loss) margin	3.6%	2.5%		(76.0)%	(0.4)%		(234.1)%

Adjusted EBITDA	$7,182	$6,618	8.5%	$20,862	$16,860	23.7%	$7,195	(0.2)%
Adjusted EBITDA margin	36.3%	35.3%		36.2%	34.2%		37.5%

Average monthly members (in thousands)	247	230	7.4%	241	201	19.9%	240	2.9%
Revenue per member per month	$26.69	$27.19	(1.8)%	$26.60	$27.29	(2.5)%	$26.68	—%
Service expense per member per month	$9.36	$9.91	(5.5)%	$9.28	$9.89	(6.2)%	$9.31	0.5%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Nine months ended			Three months ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change	June 30, 2023	QoQ % Change

Corporate and Other Segment

G&A expense	$18,772	$16,201	15.9%	$61,189	$43,316	41.3%	$25,011	(24.9)%
G&A expense adjustments
Restructuring and related costs	6,205	565	N/M	21,606	950	N/M	8,055	(23.0)%
Transaction and integration costs	605	2,191	(72.4)%	1,834	7,219	(74.6)%	665	(9.0)%
Settlement related costs	1,474	500	194.8%	8,683	500	N/M	7,209	(79.6)%
Stock-based compensation	1,690	83	N/M	3,485	3,950	(11.8)%	947	78.5%
Adjusted G&A expense	$8,798	$12,862	(31.6)%	$25,581	$30,697	(16.7)%	$8,135	8.1%
Adjusted G&A expense % of consolidated revenue	1.3%	2.0%		1.2%	1.7%		1.2%

	Three months ended			Nine months ended			Three months ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change	June 30, 2023	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$70,142	$75,889	(7.6)%	$229,095	$232,108	(1.3)%	$79,240	(11.5)%
G&A expense adjustments
Restructuring and related costs	8,916	2,088	327.0%	33,471	13,135	154.8%	10,110	(11.8)%
Transaction and integration costs	1,159	4,899	(76.3)%	2,886	16,312	(82.3)%	854	35.7%
Settlement related costs	1,449	6,000	(75.9)%	8,933	6,000	48.9%	7,209	(79.9)%
Stock-based compensation	1,690	83	N/M	3,485	4,226	(17.5)%	947	78.5%
Adjusted G&A expense	$56,928	$62,819	(9.4)%	$180,320	$192,435	(6.3)%	$60,120	(5.3)%
Adjusted G&A expense % of revenue	8.3%	9.7%		8.8%	10.4%		8.6%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

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